                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  December 18, 1997


                                 Panavision Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as specified in its Charter)



          Delaware                    001-12391             13-3593063
--------------------------------------------------------------------------------
(State or other jurisdiction    (Commission File No.)    (I.R.S. Employer
       of corporation)                                   Identification No.)



6219 De Soto Avenue
Woodlands Hills, California                            91367
--------------------------------------------------------------------------------
(Address of Principal                               (Zip Code)
  Executive Offices)


Registrant's telephone number, including area code: (818) 316-1000



                                       N/A
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events.

                  On December 18, 1997, Panavision Inc. (the "Company") entered into (i) an Agreement of Recapitalization and Merger, dated as of December 18, 1997 (the "Merger Agreement"), by and among PX Holding Corporation, PX Merger Corporation (the "Merger Sub") and the Company, pursuant to which the Merger Sub will be merged into the Company (the "Merger") and (ii) a Voting and Stockholders Agreement, dated as of December 18, 1997 (the "Stockholders Agreement"), by and among Warburg Pincus Capital Company, L.P., a Delaware limited partnership ("Warburg"), the Company and Mafco Holdings Inc., a Delaware corporation.

                  Pursuant to the terms of the above-referenced agreements, holders of the Company's common stock, par value $.01 per share ("Common Stock"), other than Warburg, will be offered the opportunity to exchange up to 88% of their shares of Common Stock for $27.00 per share in cash. In addition, as part of the recapitalization of the Company, Warburg has agreed to exchange 88% of the Common Stock it beneficially owns for $26.50 per share in cash and has agreed to vote all of its Common Stock in favor of the Merger.

                  The foregoing description is qualified in its entirety by reference to the Merger Agreement and the Stockholders Agreement, which appear as Exhibit 10.1 and 10.2, respectively, to this report.

                  Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements of Business acquired:  None
         (b)      Pro Forma Financial Information:  None
         (c)      Exhibits:  See index immediately following the signature page.

                                  Exhibit Index


Exhibit No.                Document

10.1 Agreement of Recapitalization and Merger, dated as of December 18, 1997, by and among PX Holding Corporation, PX Merger Corporation and Panavision Inc.

10.2 Voting and Stockholders Agreement, dated as of December 18, 1997, by and among Warburg, Pincus Capital Company, L.P., Panavision Inc. and Mafco Holdings Inc.

99.1                       Panavision Inc. Press Release

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act, of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.





Date:  December 19, 1997                By:   /s/ William J. Scott
                                              William C. Scott
                                              Chairman of the Board and
                                              Chief Executive Officer